CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM International Mutual Funds (Invesco International Mutual Funds) of our reports dated December 29, 2020 relating to the financial statements and financial highlights of Invesco Advantage International Fund, Invesco Asia Pacific Growth Fund, Invesco European Growth Fund, Invesco Global Focus Fund, Invesco Global Fund, Invesco Global Growth Fund, Invesco Global Opportunities Fund, Invesco International Core Equity Fund, Invesco International Equity Fund, Invesco International Growth Fund, Invesco International Select Equity Fund, Invesco International Small-Mid Company Fund, Invesco MSCI World SRI Index Fund, and Invesco Oppenheimer International Growth Fund which appear in AIM International Mutual Funds (Invesco International Mutual Funds)’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 24, 2021